Exhibit 99.1

FS KKR Capital Corp. Announces Third Quarter 2026 Results

PHILADELPHIA, PA AND NEW YORK, NY – November 5, 2026 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended September 30, 2026, and that its board of directors previously, on October 7, 2026, declared a fourth quarter 2026 distribution of $0.44 per share to common stockholders and a special distribution of $0.20 per share to common stockholders.

Financial and Operating Highlights for the Quarter Ended September 30, 2026(1)

•	Net investment income of $0.46 per share, compared to $0.44 per share for the quarter ended June 30, 2026

•	Adjusted net investment income(2) of $0.46 per share, compared to $0.43 per share for the quarter ended June 30, 2026

•	Net asset value of $18.28 per share as of September 30, 2026, compared to $18.30 per share as of June 30, 2026

•	Total net realized and unrealized loss of $0.19 per share, compared to a total net realized and unrealized loss of $0.56 per share for the quarter ended June 30, 2026

•	Adjusted net realized and unrealized loss(2) of $0.18 per share, compared to adjusted net realized and unrealized loss of $0.55 per share for the quarter ended June 30, 2026

•	Earnings (Loss) per share of $0.26, compared to Earnings (Loss) per share of ($0.13) for the quarter ended June 30, 2026

•	Total purchases of $335 million versus $442 million of sales and repayments

•	Debt to equity ratio as of September 30, 2026 was 127%, compared to 127% as of June 30, 2026

•	Net debt to equity ratio(3) as of September 30, 2026 was 125%, compared to 122% as of June 30, 2026

•	Paid a third quarter 2026 distribution of $0.44 per share to common stockholders(4)

“During the third quarter, FSK continued making progress toward our previously stated strategic goals,” said Michael C. Forman, Chief Executive Officer and Chairman. “During the quarter we repurchased approximately six million shares of common stock at a weighted average price of $11.24 per share, totaling approximately $69 million. In addition, we received full and partial repayments of portfolio investments totaling $442 million. As our investment team continues focusing on portfolio rotation, we expect our portfolio will move toward more first lien exposure.”

Subsequent Events

During the period from October 1, 2026 through October 30, 2026, the Company repurchased 1,546,162 shares of common stock pursuant to the board-authorized share repurchase program at an average price per share (inclusive of commissions paid) of $10.88 (totaling $17 million). All such repurchases were made on the Company’s behalf by a third-party agent on the open market at prices below net asset value per share in transactions intended to qualify for the safe harbors provided by Rules 10b5-1 and 10b-18 under the Exchange Act of 1934, as amended. The shares repurchased during the period from October 1, 2026 through October 30, 2026 are in addition to 6,533,672 shares of common stock (totaling $73 million at an average price per share, inclusive of commissions paid, of $11.20) repurchased from the commencement of the repurchase plan on June 29, 2026, through the end of the third quarter. The weighted average purchase price of all shares repurchased from June 29, 2026 to October 30, 2026 (inclusive of commissions paid) was $11.14.

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Common Stock Distributions for Fourth Quarter 2026

As previously announced, on October 7, 2026, FSK’s board of directors declared (i) a fourth quarter 2026 distribution of $0.44 per share to common stockholders, which will be paid on or about December 24, 2026 to common stockholders of record as of the close of business on December 16, 2026, and (ii) a special distribution of $0.20 per share to common stockholders, which will be paid on or about December 15, 2026 to common stockholders of record as of the close of business on December 1, 2026.

The special distribution amount represents a portion of the Company’s estimated accumulated spillback income and is intended to distribute additional taxable income to shareholders in connection with the Company’s maintenance of its treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended.

Declaration of Convertible Preferred Stock Dividend for Fourth Quarter 2026

On October 28, 2026, FSK’s board of directors declared a cash dividend on FSK’s convertible preferred stock for the period from September 30, 2026 to, but excluding, December 31, 2026 in the amount of $0.3125 per preferred share, which will be paid on or about December 31, 2026 to the convertible preferred stockholders of record as of the close of business on December 15, 2026.

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Portfolio Highlights as of September 30, 2026

•	Total fair value of investments was $11.3 billion of which 63.2% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 10.0%, compared to 9.8% as of June 30, 2026.

•	Weighted average annual yield on all debt investments(5) was 9.0%, compared to 8.8% as of June 30, 2026.

•	Exposure to the top ten largest portfolio companies by fair value was 21%, compared to 21% as of June 30, 2026.

•	As of September 30, 2026, investments on non-accrual status represented 3.4% and 6.4% of the total investment portfolio at fair value and amortized cost, respectively, compared to 3.8% and 7.1% as of June 30, 2026.

Portfolio Data	As of September 30, 2026	As of June 30, 2026
Total fair value of investments (in millions)	$11,306	$11,418
Asset Class (based on fair value)
Senior Secured Loans — First Lien	58.9%	58.7%
Senior Secured Loans — Second Lien	3.9%	3.9%
Other Senior Secured Debt	0.4%	0.4%
Subordinated Debt	0.9%	0.9%
Asset Based Finance	11.6%	12.6%
Credit Opportunities Partners JV, LLC	14.4%	14.4%
Equity/Other	9.9%	9.1%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	60.1%	59.4%
% Fixed Rate Debt Investments	9.5%	9.1%
% Other Income Producing Investments	19.2%	21.1%
% Non-Income Producing Investments(6)	7.8%	6.6%
% of Investments on Non-Accrual(7)	3.4%	3.8%

Leverage and Liquidity as of September 30, 2026

•	Debt to equity ratio of 127%, based on $6.3 billion in total debt outstanding and common stockholders’ equity of $5.0 billion. Net debt to equity ratio(3) of 125%, based on $6.5 billion in total debt outstanding, including convertible preferred stock, net of $111 million of cash, cash equivalents, and foreign currency and $105 million of net receivable for investments sold and repaid and common stockholders’ equity of $5.0 billion. FSK’s weighted average stated interest rate on borrowings was 5.57%(9).

•	Cash, cash equivalents, and foreign currency of $111 million and availability under the Company’s financing arrangements of $3.2 billion, subject to borrowing base and other limitations.

•	As of September 30, 2026, 73% of the Company’s $6.3 billion of total debt outstanding was in unsecured debt and 27% was in secured debt.

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Conference Call Information

FSK will host its third quarter 2026 results conference call via live webcast on Thursday, November 5, 2026 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the For Investors section of FSK’s website at www.fskkrcapitalcorp.com under Events & Presentations or through the following URL: https://edge.media-server.com/mmc/p/upuop9i6.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register-conf.media-server.com/register/BI0d946f0340f2498081d26dfdacd11fc1. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the For Investors section of FSK’s website at www.fskkrcapitalcorp.com, under Events & Presentations, before the market open on Thursday, November 5, 2026.

A replay of the call will be available beginning shortly after the end of the call by visiting the For Investors section of FSK’s website, under Events & Presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and over $94 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value(8).

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

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Forward-Looking Statements and Important Disclosure Notice

This communication and our quarterly earnings call contain certain forward-looking statements that are not historical facts, including, without limitation, statements with regard to future events or our future performance or financial condition, and statements regarding share repurchase activity, distribution levels and frequency, expectations for net investment income levels in future quarters, and the financial position, business strategy and plans and objectives of management for FSK’s future operations. Words such as “anticipate,” “believe,” “expect,” “intend,” “project,” and “future” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are not guarantees of performance or events and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results or future events to differ materially from those expressed or forecasted in the forward-looking statements for any reason, including those factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and subsequent filings. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results or events to differ materially from those projected in these forward-looking statements. Factors that could cause actual results or events to differ materially include, without limitation, changes in the economy, geo-political risks, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. In addition, the FSK board-authorized share repurchase program does not require FSK to repurchase any specific number of shares of FSK’s common stock. There is no assurance that FSK or any of its affiliates will purchase shares of its common stock at any specific discount levels or in any specific amounts or that the market price of FSK’s common stock, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The forward-looking statements included in this communication and on our quarterly earnings call are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Except as required by the federal securities laws, FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which FSK filed with the SEC on November 5, 2026, as well as FSK’s other reports filed with the SEC. Copies of FSK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. In addition, portions of our distributions may be funded indirectly through the waiver of certain investment advisory fees by our investment adviser. Any distributions funded through waivers of investment advisory fees will not be based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser and its affiliates continue to make such reimbursements or waivers of such fees. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

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Unaudited Consolidated Statements of Operations

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Investment income
From non-controlled/unaffiliated investments:
Interest income	$152	$217	$495	$658
Paid-in-kind interest income	10	24	24	55
Fee income	2	4	8	27
Dividend and other income	—	6	11	30
From non-controlled/affiliated investments:
Interest income	3	7	6	23
Paid-in-kind interest income	14	15	39	51
Fee income	2	—	2	3
Dividend and other income	28	5	30	20
From controlled/affiliated investments:
Interest income	5	7	20	35
Paid-in-kind interest income	22	15	63	63
Fee income	—	—	1	—
Dividend and other income	56	73	189	206
Total investment income	294	373	888	1,171

Operating expenses
Management fees	42	51	134	156
Subordinated income incentive fees	23	33	71	108
Administrative services expenses	3	3	8	8
Accounting and administrative fees	1	1	3	3
Interest expense	99	116	305	354
Other general and administrative expenses	9	6	22	19
Total operating expenses	177	210	543	648
Subordinated income incentive fee waiver	(12)	—	(23)	—
Net expenses	165	210	520	648
Net investment income before taxes	129	163	368	523
Excise taxes	2	4	2	4
Net investment income	127	159	366	519

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(133)	(25)	(179)	(131)
Non-controlled/affiliated investments	—	(10)	(170)	(2)
Controlled/affiliated investments	7	(18)	(49)	(73)
Net realized gain (loss) on foreign currency forward contracts	(3)	—	(7)	(3)
Net realized gain (loss) on foreign currency	(1)	(20)	(10)	(25)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	160	(47)	(126)	69
Non-controlled/affiliated investments	(13)	6	82	(76)
Controlled/affiliated investments	(77)	141	(341)	(62)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	3	3	11	(17)
Net change in unrealized gain (loss) on foreign currency	3	25	23	(60)
Total net realized and unrealized gain (loss)	(54)	55	(766)	(380)
Provision for taxes on investments	—	—	—	(11)
Realized loss on extinguishment of debt	—	—	(2)	(3)
Net increase (decrease) in net assets resulting from operations	73	214	(402)	125
Distributions to preferred stockholders	(2)	—	(2)	—
Net increase (decrease) in net assets resulting from operations applicable to common stockholders	$71	$214	$(404)	$125

Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per share of common stock)—basic	$0.26	$0.76	$(1.45)	$0.45
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per share of common stock)—diluted	$0.26	$0.76	$(1.45)	$0.45
Weighted average shares of common stock outstanding—basic	276,267,096	280,066,433	278,776,186	280,066,433
Weighted average shares of common stock outstanding—diluted	284,233,107	280,066,433	278,776,186	280,066,433

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Consolidated Balance Sheets

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	September 30, 2026
	(Unaudited)	December 31, 2025
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$7,132 and $8,406, respectively)	$6,765	$8,164
Non-controlled/affiliated investments (amortized cost—$865 and $929, respectively)	872	855
Controlled/affiliated investments (amortized cost—$4,426 and $4,406, respectively)	3,669	3,990
Total investments, at fair value (amortized cost—$12,423 and $13,741, respectively)	11,306	13,009
Cash and cash equivalents	102	181
Restricted cash	61	—
Foreign currency, at fair value (cost—$9 and $27, respectively)	9	27
Receivable for investments sold and repaid	106	313
Income receivable	72	98
Unrealized appreciation on foreign currency forward contracts	3	—
Deferred financing costs	29	32
Prepaid expenses and other assets	7	69
Total assets	$11,695	$13,729
Liabilities
Payable for investments purchased	$1	$8
Debt (net of deferred financing costs and discount of $46 and $45, respectively)	6,231	7,634
Unrealized depreciation on foreign currency forward contracts	2	10
Stockholder distributions payable	121	—
Management fees payable	42	50
Subordinated income incentive fees payable	12	28
Administrative services expense payable	4	1
Interest payable	54	77
Other accrued expenses and liabilities	79	72
Total liabilities	6,546	7,880
Commitments and contingencies

Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, respectively; 6,000,000 and 0 Cumulative Convertible Perpetual Preferred Stock, Series A shares, $0.001 par value per share, $25.00 liquidation preference per share, issued and outstanding, respectively	150	—

Stockholders’ equity
Common stock, $0.001 par value per share, 750,000,000 shares authorized, respectively, 273,532,761 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,124	9,199
Retained earnings (accumulated deficit)	(4,125)	(3,350)
Total stockholders’ equity	4,999	5,849
Total liabilities, preferred stock and stockholders’ equity	$11,695	$13,729
Net asset value per share of common stock at period end	$18.28	$20.89

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate FSK’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, FSK has provided a reconciliation of these non-GAAP financial measures in the table below.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	September 30, 2026	June 30, 2026
GAAP net investment income per share	$0.46	$0.44
Accrual for the capital gains incentive fee	—	—
Excise tax (net of incentive fee impact)	$0.01	—
Accretion resulting from merger accounting	($0.01)	($0.01)
Non-recurring expenses	—	—
Adjusted net investment income per share(2)	$0.46	$0.43

	Three Months Ended
	September 30, 2026	June 30, 2026
GAAP net realized and unrealized gain (loss) per share	($0.19)	($0.56)
Unrealized appreciation from merger accounting	$0.01	$0.01
Adjusted net realized and unrealized gain (loss)(2)	($0.18)	($0.55)

(in millions)	September 30, 2026	June 30, 2026
Debt outstanding (principal)	$6,337	$6,491
Convertible preferred stock	$150	$150
Cash, cash equivalents, and foreign currency	($111)	($109)
Net receivable investments sold and repaid	($105)	($309)
Net debt outstanding(3)	$6,271	$6,223
Debt to equity ratio	127%	127%
Net debt to equity ratio(3)	125%	122%

Endnotes

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (net of incentive fee impact); (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain (loss) is a non-GAAP financial measure. Adjusted net realized and unrealized gain (loss) is presented for all periods as GAAP realized and unrealized gain (loss) excluding the impact of merger accounting. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional non-GAAP financial measure information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income per share to adjusted net investment income per share and GAAP net realized and unrealized gain (loss) per share to adjusted net realized and unrealized gain (loss) per share can be found above.

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3)	Net debt and the net debt-to-equity ratio are non-GAAP financial measures. Net debt to equity ratio is debt outstanding including convertible preferred stock outstanding, net of cash, cash equivalents, and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets. FSK uses these non-GAAP financial measures internally to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in FSK’s business and to evaluate FSK’s leverage and ability to take on additional debt. The presentation of this additional non-GAAP financial measure information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP debt outstanding to net debt outstanding and GAAP debt-to-equity ratio to the net debt-to-equity ratio can be found above.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)	See FSK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.
6)	Does not include investments on non-accrual status.
7)	Interest income is recorded on an accrual basis. See FSK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for a description of FSK’s revenue recognition policy.
8)	Total AUM estimated as of June 30, 2026. References to “assets under management” or “AUM” represent the assets managed by Future Standard or its strategic partners as to which Future Standard is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital. Future Standard calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of Future Standard’s investment funds; (ii) uncalled investor capital commitments to these funds, including uncalled investor capital commitments from which Future Standard is currently not earning management fees or carried interest; (iii) the value of outstanding CLOs; (iv) the fair value of FS KKR Capital Corp. joint venture (JV) assets and (v) the fair value of other assets managed by Future Standard. Future Standard’s calculation of AUM may differ from the calculations of other asset managers and, as a result, Future Standard’s measurements of its AUM may not be comparable to similar measures presented by other asset managers. Future Standard’s definition of AUM is not based on any definition of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions.
9)	Excludes the convertible preferred stock. The convertible preferred stock is classified as temporary equity for GAAP purposes but is included in regulatory asset coverage and leverage calculations. The convertible preferred stock will pay dividends of 5.00% cash or 7.00% PIK, at FSK’s option, in either case increasing annually by 1.00% beginning on the 5.5-year anniversary of the issue date. At any time after the six year anniversary of the issue date, upon 90 days’ notice, any holder of shares of the convertible preferred stock will have the option, at its election, to require FSK to redeem any or all of the preferred shares held by such holder. Weighted average stated interest rate on borrowings includes the effect of non-usage fees and excludes the amortization of deferred financing costs and discounts.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@futurestandard.com

Future Standard Media Team

Marc Hazelton

Marc.Hazelton@futurestandard.com

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